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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Plan, 1996 Stock Plan and the 1996 Employee Stock Purchase Plan of IA Corporation I of our reports dated January 27, 1997 with respect to the consolidated financial statements and schedule of IA Corporation I included in its Annual Report (Form 10-K) for the year ended December 31, 1996.

Walnut Creek, California
March 26, 1997